As filed with the Securities and Exchange Commission on May 31, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Series Portfolios Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Optimize AI Smart Sentiment Event-Driven ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-206240

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No.141 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240 and 811-23084), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-004094) on May 31, 2022, which is incorporated herein by reference.

The Trust currently consists of 11 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Optimize AI Smart Sentiment Event-Driven ETF	88-1006137

Item 2.Exhibits

A.
Registrant’s Certificate of Trust dated July 27, 2015 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on August 8, 2015 (Accession Number: 0000894189-15-003796).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated January 12, 2016, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on May 18, 2016. (Accession No. 0000894189-16-009630).

C.
Registrant’s Amended and Restated By-Laws dated September 15, 2015 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on October 31, 2016. (Accession No. 0000894189-16-012704).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Series Portfolios Trust

May 31, 2022

/s/Ryan L. Roell
Ryan L. Roell President